Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 15, 2000 relating to the financial statements and financial statement schedule, which appears in Gentiva Health Services, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 2, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


New York, New York
July 12, 2000



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